As filed with the Securities and Exchange Commission on November 23,
 1999




                          UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549



                             FORM 8-K


                          CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported)    November
23, 1999  (November 19, 1999)



                        GLOBAL MARINE INC.
        (Exact name of registrant as specified in charter)



         Delaware               1-5471                   95-1849298
(State or other jurisdiction  (Commission             (I.R.S. Employer
of incorporation or            file number)          Identification No.)
organization


       777 N. Eldridge Parkway,  Houston, Texas      77079-4493
      (Address of principal executive offices)       (Zip Code)




  Registrant's telephone number, including area code: (281) 596-5100

ITEM 5.  OTHER EVENTS.

On November 19, 1999, Global Marine Inc. ("GMI") and its wholly-owned subsidiary, Global Marine International Drilling Corporation ("GMIDC"), entered into agreements with Harland and Wolff Shipbuilding and Heavy Industries Limited regarding the terms under which the shipbuilder will complete two new dynamically-positioned, ultra-deepwater drillships. The drillships, the GLOMAR C.R. LUIGS and the GLOMAR JACK RYAN, are being built for leasing subsidiaries of Lloyds Bank Plc and Barclays Bank Plc (the "Lessors"), respectively, at Harland and Wolff's yard in Belfast, Northern Ireland. GMIDC acts as construction supervisor on behalf of the Lessors, and subsidiaries of GMI have entered into 20-year leases of the rigs. Because GMI and GMIDC were concerned about Harland and Wolff's financial viability, they agreed to provide additional funding to the shipbuilder to ensure completion of the two drillships, in exchange for certain assurances by the shipbuilder and its parent.

Under the terms of the new agreements, the Lessors are releasing two cash collateralized letters of credit, giving Harland and Wolff access to $40 million of its own funds. In addition, GMIDC will advance to the shipbuilder, without prejudice to any issues of liability under the shipbuilding contracts, Pounds-Sterling 57 million ($93 million) above the drillships' $315 million contract price, to be paid in scheduled amounts over the next three months, and will also advance amounts equal to half of subsequent cost overruns until GMIDC's advances under the new agreements reach
Pounds-Sterling 65 million ($106 million). If the maximum advances of Pounds-Sterling 65 million are made, the shipbuilder's parent, Fred. Olsen Energy ASA, has agreed to provide all additional funds necessary to keep the shipbuilder working in an expeditious and diligent manner and to enable it to deliver the two completed drillships. In addition, the parent will guarantee up to Pounds-Sterling 3 million ($4.9 million) of the shipbuilder's warranty with respect to the two drillships.

The new agreements do not address Harland and Wolff's previously reported claim for amounts in excess of the contract price, which it now says total Pounds-Sterling 133 million ($216 million). That claim, all but a small part of which GMI and GMIDC believe to be totally without merit, will be resolved through arbitration, which will ultimately determine if and to what extent the additional amounts GMIDC is advancing under the new agreements will be refundable by the shipbuilder.

GMI's original cash outlay projection for the two new drillships totaled $660 million, inclusive of the $315 million Harland and Wolff contract price. GMI now estimates that if the maximum
Pounds-Sterling 65 million ($106 million) were to be funded under the new agreements, and if none of that amount were to be refunded, the projected net cash outlays in connection with construction of the two new drillships, including payments to the shipbuilder, the costs of owner-furnished equipment, financing and engineering, all other costs, and U.K. lease benefits, would total approximately $730 million. This represents an 11 percent increase over GMI's original cash outlay projection.

GMI does not expect the new agreements with Harland and Wolff to materially impact its future earnings and believes that its existing credit facilities are adequate to fund completion of the drillships in accordance with the agreement. In addition, the new agreement will not delay the drillships' expected delivery dates beyond those previously reported, which are the first quarter of

2000 for the GLOMAR C. R. LUIGS and as late as the third quarter of 2000 for the GLOMAR JACK RYAN.

                    Forward-Looking Statements

Under the Private Securities Litigation Reform Act of 1995, companies are provided a "safe harbor" for discussing their expectations regarding future performance. We believe it is in the best interests of our stockholders and the investment community to use these provisions and provide such forward-looking information. We do so in this report and in other communications. Our forward-looking statements include things such as our belief regarding the merits of Harland and Wolff's claim for amounts in excess of the contract price; our estimated net cash outlays in connection with construction of the two new drillships; our expectations that the new agreement with Harland and Wolff will not materially impact our future earnings, that our existing credit facilities will be adequate to fund completion of the drillships in accordance with the new agreement, that the new agreement will not further delay the drillships' expected delivery dates, and that the drillships will be delivered in the first quarter of 2000 and as late as the third quarter of 2000, respectively; and other statements that are not historical facts.

Our forward-looking statements speak only as of the date of this report and are based on available industry, financial and economic data and our operating plans as of that date. They are also inherently uncertain, and investors must recognize that events could turn out to be materially different from what we expect.

Factors that could cause or contribute to such differences include, but are not limited to incomplete knowledge or planning on our part because information has not yet been provided to us or will take more time to uncover or evaluate; the uncertainties inherent in dealing with other parties, particularly where disputed matters are involved, and in resolving such matters through negotiation, arbitration, litigation, or other means; unanticipated additional costs or delays in our drillship construction projects due to things such as shipyard problems, price inflation, design and engineering problems, regulatory requirements, and labor difficulties; and other risk factors as may be discussed in our latest annual report on Form 10-K and subsequent reports filed with the U.S. Securities and Exchange Commission.

We disclaim any obligation or undertaking to disseminate any updates or revisions to our statements, forward-looking or otherwise, to reflect changes in our expectations or any change in events, conditions or circumstances on which any such statements are based.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

(c)  Exhibits

     99.1 Amendment to Shipbuilding Contract, dated 19 November
          1999, between Global Marine International Drilling
          Corporation for and on behalf of Nelstar Leasing Company

          Limited, and Harland and Wolff Shipbuilding and Heavy
          Industries Limited.

     99.2 Amendment to Shipbuilding Contract, dated 19 November 1999, between Global Marine International Drilling Corporation for and on behalf of BMBF (NO.12) Limited, and Harland and Wolff Shipbuilding and Heavy Industries Limited.

     99.3 Agreement, dated 19 November 1999, between Fred. Olsen
          Energy ASA, Global Marine International Drilling
          Corporation for and on behalf of Nelstar Leasing Company Limited, and Global Marine International Drilling
          Corporation acting on its own behalf.

     99.4 Agreement, dated 19 November 1999, between Fred. Olsen Energy ASA, Global Marine International Drilling Corporation for and on behalf of BMBF (NO.12) Limited, and Global Marine International Drilling Corporation acting on its own behalf.

     99.5 Guarantee, dated 19 November 1999, by Global Marine Inc. in favor of Harland and Wolff Shipbuilding and Heavy
          Industries Limited, with respect to obligations of the owner of the GLOMAR C. R. LUIGS.

     99.6 Guarantee, dated 19 November 1999, by Global Marine Inc. in favor of Harland and Wolff Shipbuilding and Heavy
          Industries Limited, with respect to obligations of the owner of the GLOMAR JACK RYAN.


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         GLOBAL MARINE INC.



Date: November 23, 1999       By:   s/Thomas R. Johnson

                                    Thomas R. Johnson
                                    Vice President
                                    and Corporate Controller